                           SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a) of
           the Securities Exchange Act of 1934 (Amendment No. ___ )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           FIRST COMMONWEALTH, INC.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies: N/A

     2)   Aggregate number of securities to which transaction applies: N/A

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

     4)   Proposed maximum aggregate value of transaction: N/A

     5)   Total fee paid: N/A

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid: N/A

     2)   Form, Schedule or Registration Statement No.: N/A

     3)   Filing Party: N/A

     4)   Date Filed: N/A

                                      LOGO

                            FIRST COMMONWEALTH, INC.
                             444 NORTH WELLS STREET
                                   SUITE 600
                            CHICAGO, ILLINOIS 60610

                                                                  March 30, 1998

Dear Stockholder:

  You are cordially invited to attend the 1998 Annual Meeting of Stockholders of First Commonwealth, Inc., a Delaware corporation, to be held at 10:00 a.m. (local time) on Tuesday, May 5, 1998 at Chicago Marriott-Downtown, 540 North Michigan Avenue, Chicago, Illinois 60611.

  The formal notice of the meeting, Proxy Statement and 1997 Annual Report are enclosed. The matters to be considered at the meeting are described in the accompanying Proxy Statement. Regardless of your plans for attending in person, it is important that your shares be represented at the meeting. Therefore, please complete, sign, date and return the enclosed proxy card in the enclosed, post-paid envelope. This will enable you to vote on the business to be transacted whether or not you attend the meeting.

                                        Sincerely,

                                        /s/ Christopher C. Multhauf

                                        Christopher C. Multhauf
                                        Chairman of the Board and Chief
                                        Executive Officer

                            FIRST COMMONWEALTH, INC.
                             444 NORTH WELLS STREET
                                   SUITE 600
                            CHICAGO, ILLINOIS 60610

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 5, 1998

To the Stockholders of

                            FIRST COMMONWEALTH, INC.

  The 1998 Annual Meeting of Stockholders of First Commonwealth, Inc. a Delaware corporation (the "Company"), will be held at Chicago Marriott-Downtown, 540 N. Michigan Avenue, Chicago, Illinois 60611, on Tuesday, May 5, 1998, at 10:00 a.m., local time, for the following purposes:

  1. to elect two Class III directors;

  2. to approve an amendment to the Company's 1995 Long-Term Incentive Plan;
     and

  3. to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

  The Board of Directors has fixed the close of business on March 20, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

  Your attention is directed to the accompanying Proxy Statement. Whether or not you plan to attend the meeting in person, you are urged to complete, sign, date and return the enclosed proxy card in the enclosed, post-paid envelope. If you attend the meeting and wish to vote in person, you may withdraw your proxy and vote your shares personally.

  This Notice of Annual Meeting of Stockholders is first being sent to stockholders on or about March 30, 1998.

                                        By Order of the Board of Directors,

                                        /s/ David W. Mulligan

                                        David W. Mulligan
                                        President, Secretary and Chief
                                        Operating Officer

March 30, 1998

                           FIRST COMMONWEALTH, INC.
                            444 NORTH WELLS STREET
                                   SUITE 600
                            CHICAGO, ILLINOIS 60610

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 5, 1998

                              GENERAL INFORMATION

  This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of First Commonwealth, Inc., a Delaware corporation (the "Company"), for use at the 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m. (local time) on May 5, 1998, at Chicago Marriott-Downtown, 540 N. Michigan Avenue, Chicago, Illinois 60611.

  The Board of Directors has fixed the close of business on March 20, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On February 28, 1998 the Company had outstanding 3,639,500 shares of common stock, par value $.001 per share ("Common Stock"). A list of stockholders of record entitled to vote at the Annual Meeting will be available for inspection by any stockholder, for any purpose germane to the meeting, during normal business hours, for a period of 10 days prior to the meeting, at the office of the Company located at 444 North Wells Street, Suite 600, Chicago, Illinois.

  Whether or not you plan to attend the Annual Meeting, please sign, date and mail your proxy in the enclosed postage prepaid envelope to First Commonwealth, Inc., c/o First Chicago Trust Company of New York, P.O. Box 8068, Edison, New Jersey 08818-8068. The proxies will vote your shares according to your instructions. If you return a properly signed and dated proxy card but do not mark a choice on one or more items, your shares will be voted in accordance with the recommendation of the Board of Directors as set forth in this Proxy Statement. The proxy card gives authority to the proxies to vote your shares in their discretion on any other matter presented at the Annual Meeting.

  You may revoke your proxy at any time prior to voting at the Annual Meeting by delivering written notice to the Secretary of the Company, by submitting a subsequently dated proxy or by attending the Annual Meeting and voting in person at the Annual Meeting.

  This Proxy Statement is first being sent or given to stockholders on or about March 30, 1998.

                              VOTING INFORMATION

  Each holder of outstanding shares of Common Stock is entitled to one vote for each such share held in such holder's name with respect to all matters on which holders of Common Stock are entitled to vote at the Annual Meeting. A holder of Common Stock may, with respect to the election of the Class III directors, vote FOR the election of the director nominees or WITHHOLD authority to vote for such director nominees. If no direction is made on a proxy, such proxy will be voted FOR the election of the named director nominees to serve as a Class III directors and FOR the proposal to approve the 1995 Long-Term Incentive Plan. If a proxy indicates that all or a portion of the votes represented by such proxy are not being voted with respect to a particular matter, such non-votes will not be considered present and entitled to vote on such matter, although such votes may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum. A quorum will be present if a majority of the shares of Common Stock are represented in person or by proxy at the Annual Meeting.

  The election of the Class III directors requires the affirmative vote of a plurality of votes cast by holders of Common Stock present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting. Accordingly, if a quorum is present at the Annual Meeting, the persons receiving the greatest number of votes by the holders of Common Stock will be elected to serve as the Class III directors. Since the election of directors requires only the affirmative vote of a plurality of the votes cast by holders of Common Stock present in person or represented by proxy and entitled to vote with respect to such matter, withholding authority to vote for a nominee and non-votes with respect to the election of directors will not affect the outcome of the election of directors.

  Assuming a quorum is present at the Annual Meeting, the approval of the amendment to the Company's 1995 Long-Term Incentive Plan requires the affirmative vote of a majority of the votes cast by the holders of Common Stock present in person or represented by proxy and entitle to vote on such matter at the Annual Meeting. A vote to abstain from voting on such proposal will be treated as a vote against such proposal. Non-votes with respect to such proposal will not effect the determination of whether such proposal is approved.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

  The business of the Company is managed under the direction of the Company's Board of Directors. The Board of Directors is presently composed of five directors, divided into three classes. At the 1998 Annual Meeting, two Class III directors will be elected to serve until the Annual Meeting in the year 2001, or until their successors are elected and qualified. The nominees for election as Class III directors are identified below. In the event any nominee who has expressed an intention to serve if elected, fails to stand for election, the persons named in the proxy presently intend to vote for a substitute nominee designated by the Board of Directors.

NOMINEES

  The following persons, if elected at the 1998 Annual Meeting, will serve as Class III directors until the 2001 Annual Meeting of Stockholders, or until their successors are elected and qualified.

                  CLASS III DIRECTORS--TERM TO EXPIRE IN 2001

  Christopher C. Multhauf, age 43, is one of the Company's founders and has been the Company's Chairman of the Board of Directors and Chief Executive Officer since 1986. He was also the President between 1986 and 1995. He is a member of the Executive Committee of the Board of Directors of the Company. Mr. Multhauf is a former member of the board of directors of the National Association of Dental Plans. He holds a Master of Business Administration degree from Samuel Johnson Graduate School of Business, Cornell University. Pursuant to an employment agreement between the Company and Christopher C. Multhauf, the Company has agreed to employ Mr. Multhauf as its Chairman of the Board of Directors and Chief Executive Officer. See "Executive Compensation and Other Information--Employment Agreements."

  Richard M. Burdge, Sr., age 71, is one of the founders of the Company and has been a Director of the Company since 1987. He is a member of the Compensation Committee, and is the Chairman of the Stock Option Compensation Committee of the Board of Directors of the Company. Mr. Burdge has been self-employed as a financial consultant for more than five years. Mr. Burdge was formerly the Executive Vice President of CIGNA Corporation. Mr. Burdge is a director of Pacificare Health Systerms, a provider of managed health care and insurance products.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE NOMINEES FOR CLASS III DIRECTOR.

OTHER DIRECTORS

  The following persons are currently directors of the Company whose terms will continue after the 1998 Annual Meeting.

              CLASS I DIRECTOR--TERM SCHEDULED TO EXPIRE IN 1999

  William J. McBride, age 53, is Chairman of Novaeon, Inc., a health care consulting firm. Between August 1986 and December 1995, Mr. McBride was President of Value Health, Inc., a company which provides managed health care services primarily in pharmacy and mental health. He was first appointed a Director of the Company in 1996 to fill the vacancy created by the resignation of Mr. David C. Seidman. He is also Chairman of the Audit Committee and a member of the Stock Option Compensation Committee of the Board of Directors of the Company.

             CLASS II DIRECTORS--TERMS SCHEDULED TO EXPIRE IN 2000

  David W. Mulligan, age 40, is President, Chief Operating Officer and Secretary of the Company. Mr. Mulligan is one of the founders of the Company and has been a Director, Chief Operating Officer and Secretary of the Company since 1986. He has been the Company's President since 1995. Between 1986 and 1995, he was the Executive Vice President of the Company. Mr. Mulligan is a member of the Executive Committee of the Board of Directors of the Company. Mr. Mulligan is also past President of the Virginia HMO Association and the former Chairman of the National Association of Dental Plans. He holds a Master of Business Administration degree from Samuel Johnson Graduate School of Business, Cornell University. Pursuant to an employment agreement between the Company and David W. Mulligan, the Company is required to take all reasonable efforts to cause Mr. Mulligan to continue to be elected to the Board of Directors of the Company. See "Executive Compensation and Other Information-- Employment Agreements."

  Jackson W. Smart, Jr., age 67, has been a Director of the Company since 1988. He is Chairman of the Executive Committee and the Compensation Committee of the Board of Directors of the Company, and is a member of the Audit Committee of the Board of Directors of the Company. Between March 1991 and December 1997, Mr. Smart was the Chairman and Chief Executive Officer of MSP Communications, Inc., a radio broadcasting company. Mr. Smart is a Director of Federal Express Corporation and Evanston Northwestern Healthcare Corporation, and a Trustee of the Goldman Sachs Trust, Goldman Sachs Equity Portfolios Inc., and Goldman Sachs Money Market Trust.

MEETINGS AND COMMITTEES

  The Board of Directors of the Company held four meetings during 1997, all of which were attended by all members of the Board.

  The Board of Directors does not presently have a formal nominating committee.

  The Audit Committee of the Board of Directors recommends the firm to be appointed as independent accountants to audit financial statements and to perform services related to the audit, reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's year-end operating results and considers the adequacy of the internal accounting procedures. The Audit Committee consists of Messrs. William J. McBride (Chairman) and Jackson W. Smart, Jr. The Audit Committee held one meeting in 1997, which was attended by both members of the committee.

  The Compensation Committee, which consists of Messrs. Jackson W. Smart, Jr. (Chairman) and Richard M. Burdge, Sr., reviews and recommends the compensation arrangements for all officers, approves such arrangements for other senior level employees, and currently administers and takes such other action as may be required in connection with certain compensation plans of the Company and its subsidiaries, other than plans which are administered by the Stock Option Compensation Committee. The Compensation Committee held two meetings in 1997, which were attended by both members of the committee.

  The Stock Option Compensation Committee of the Board of Directors consists of Richard M. Burdge, Sr. (Chairman) and William J. McBride , each of whom are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and "Non-Employee Directors" within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended. The Stock Option Compensation Committee administers and takes such other action as may be required in connection with certain stock option and long-term incentive plans of the Company. The Stock Option Compensation Committee held two meetings in 1997, both of which were attended by all members of the committee.

  The Executive Committee of the Board of Directors consists of Jackson W. Smart, Jr. (Chairman), Christopher C. Multhauf and David W. Mulligan. The Executive Committee may exercise during intervals between the meetings of the Board of Directors all the powers vested in the Board of Directors, except as expressly limited by the Delaware General Corporation Law or otherwise delegated to the other committees described above. The Executive Committee held two meetings in 1997, both of which were attended by all members of the committee.

COMPENSATION OF DIRECTORS

  Non-employee directors receive an annual fee of $10,000 for service as directors of the Company. In addition, non-employee directors who serve as chairmen of the Executive, Audit and Compensation Committees, respectively, receive an additional annual fee of $5,000 for service in such capacity. Directors who are officers or employees of the Company or its subsidiaries receive no compensation for serving as directors. All directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and meetings of committees of the Board of Directors.

  Under the Company's 1995 Long-Term Incentive Plan, on the date of each annual meeting of stockholders of the Company, each person who is a non-employee director immediately after such annual meeting of stockholders will be granted a nonqualified option to purchase 1,000 shares of Common Stock and, on the date on which a person is first elected or begins to serve as a non-employee director, each such new employee director will be granted a nonqualified option to purchase 10,000 shares of Common Stock. The per share exercise price of such options will be equal to the fair market value of the Common Stock on the date of grant of such option. See "Executive Compensation and Other Information--1995 Long-Term Incentive Plan."

  At the April 30, 1997 Board of Directors meeting, the Board considered the cancellation and reissuance of options with respect to 10,000 shares of Common Stock that were awarded to Mr. McBride on August 28, 1996 at a price of $23.875 per share. Although the market price of the Company's stock was $12.25 on April 30, 1997, the Board determined that the new options should be awarded at $15.00 per share, equivalent to the initial public offering price of the Company's shares in November 1995. The Board, with Mr. McBride abstaining from the vote, unanimously approved the grant to Mr. McBride of options with respect to 10,000 shares at the exercise price of $15.00 per share, subject to the cancellation of options with respect to 10,000 shares at the exercise price of $23.875 per share.

                                  PROPOSAL 2
                  AMENDMENT OF 1995 LONG-TERM INCENTIVE PLAN

  The First Commonwealth, Inc. 1995 Long-Term Incentive Plan became effective upon the commencement of the Company's initial public offering. The stockholders of the Company approved such plan at the 1996 annual meeting and an amendment to the plan at the 1997 annual meeting. The Board of Directors have approved a second amendment of such plan as of February 18, 1998 to increase the number of shares which may be issued under such plan from 200,000 shares to 350,000 shares (the "Amendment") (the Company's 1995 Long-Term Incentive Plan, as amended, is hereinafter referred to as the "1995 Plan"). Accordingly, the Amendment to the 1995 Plan to increase the number of shares authorized for issuance from 200,000 to 350,000 is being submitted for approval by stockholders at the 1998 Annual Meeting. The following is a description of the 1995 Plan.

DESCRIPTION OF THE 1995 PLAN

  General. Under the 1995 Plan, the Company may grant incentive stock options or nonqualified options, stock appreciation rights ("SARs"), bonus stock awards which are vested upon grant, stock awards which may be subject to a restriction period or specified performance measures or both, and performance shares, as described below. A total of 350,000 shares of Common Stock have been reserved for issuance under the 1995 Plan, of which 50,000 shares are available for stock awards, subject to adjustment in the event of a stock split, stock dividend or other changes in capital structure. No grants may be made under the 1995 Plan after ten years after its effective date. All non-employee directors and approximately 100 employees are eligible to participate in the 1995 Plan. The maximum number of shares of Common Stock with respect to which options and SARs may be granted during any calendar year to any participant in the 1995 Plan is 62,500.

  Purposes. The purposes of the 1995 Plan are to align the interests of the Company's stockholders and the recipients of grants under the 1995 Plan by increasing the proprietary interest of such recipients in the Company's growth and success and to advance the interests of the Company by attracting and retaining officers and other key employees, independent contractors and well-qualified non-employee directors, and to motivate such employees, independent contractors and non-employee directors to act in the long-term best interests of the Company's stockholders.

  Administration. The 1995 Plan is administered by the Stock Option Compensation Committee. Subject to the terms of the 1995 Plan, the Stock Option Compensation Committee is authorized to select eligible persons participation in the 1995 Plan and to determine the number of shares of Common Stock subject to the awards granted thereunder, the exercise price, if any, the time and conditions of exercise, and all other terms and conditions of such award, provided that any grants of awards to non-employee directors must be approved by the Board of Directors.

  The Stock Option Compensation Committee may delegate some or all of its power and authority under the 1995 Plan to the Chairman of the Board and Chief Executive Officer or other executive officer of the Company as it deems appropriate; provided, however, that such committee may not delegate its power and authority with regard to the selection for participation in the 1995 Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an option grant to such an officer or other person, and no delegation may be made with respect to the grant of an award to a "covered employee" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

  Effective Date, Termination and Amendment. The 1995 Plan became effective upon the commencement of the Company's initial public offering in 1995 and will terminate ten years thereafter, unless terminated earlier by the Board of Directors. The Board of Directors generally may amend the 1995 Plan at any time except that, without the approval of the stockholders of the Company, no amendment may, among other things, (i) increase the number of shares of Common Stock available under the 1995 Plan, (ii) reduce the minimum purchase price of a share of Common Stock subject to an option or base price of an SAR or (iii) extend the term of the 1995 Plan.

  Employee Stock Options. In the case of options granted under the 1995 Plan, the purchase price of shares of Common Stock will be determined by the Stock Option Compensation Committee at the time of grant, but may not be less than 100% of the fair market value of such shares of Common Stock on the date of grant. The aggregate fair market value (determined as of the date the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the optionee in any calendar year (under the 1995 Plan and any other incentive stock option plan of the Company) may not exceed $100,000. Options granted under the 1995 Plan may not be exercised after ten years from the date of grant. In the case of any eligible employee who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price of any incentive stock options granted under the 1995 Plan may not be less than 110% of the fair market value of the Common Stock on the date of grant, and the exercise period may not exceed five years from the date of grant. Options granted under the 1995 Plan are not transferable by the optionee other than by will or under the laws of descent and distribution except that, if the optionee dies prior to exercising his option, the estate of the deceased optionee may exercise all options in full until the expiration of one year from the date of death or until the earlier termination of the option. All stock options will become immediately exercisable upon certain changes of control of the Company.

  Non-Employee Director Options. The 1995 Plan provides for discretionary and automatic grants of stock options to non-employee directors. Under the Company's 1995 Long-Term Incentive Plan, on the date of the Company's initial public offering in 1995, each non-employee director that did not resign shortly following such offering was granted a nonqualified option to purchase 1,000 shares of Common Stock at the public offering price of $15.00 per share. In addition, on the date of each annual meeting of stockholders of the Company, each person who is a non-employee director immediately after such annual meeting of stockholders will be granted a nonqualified option to purchase 1,000 shares of Common Stock and, on the date on which a person is first elected or begins to serve as a non-employee director, each such new employee director will be granted a nonqualified option to purchase 10,000 shares of Common Stock. The per share exercise price of such options will be equal to the fair market value of the Common Stock on the date of grant of such option.

  Stock Appreciation Rights. The period for the exercise of an SAR and the base price of an SAR will be determined by the Stock Option Compensation Committee. The exercise of an SAR entitles the holder thereof to receive (subject to withholding taxes) shares of Common Stock (which may be restricted stock), cash or a combination thereof with a value equal to the difference between the fair market value of the Common Stock on the exercise date and the base price of the SAR.

  Bonus Stock and Restricted Stock Awards. The 1995 Plan provides for the grant of bonus stock awards, which are vested upon grant. The 1995 Plan also provides for stock awards which may be subject to a restriction period ("restricted stock"). An award of restricted stock may be subject to specified performance measures for the applicable restriction period. The terms of restricted stock and performance goals will be determined by the committee which administers the 1995 Plan. Shares of restricted stock will be non-transferable and subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period or, if the restricted stock is subject to performance measures, if such performance measures are not attained during the restriction period. Subject to the change in control provisions of the 1995 Plan and unless otherwise specified in the agreement with respect to a particular restricted stock award, in the event of a termination of employment for any reason, the portion of a restricted stock award which is then subject to a restriction period will be forfeited and canceled. At the present time, no restricted stock awards have been granted.

  Performance Share Awards. The 1995 Plan also provides for the grant of performance shares. Each performance share is a right, contingent upon the attainment of performance measures within a specified performance period, to receive one share of Common Stock, which may be a restricted stock, or the fair market value of such performance share in cash. The terms of performance share awards and performance goals will be determined by the committee which administers the 1995 Plan. Performance shares will be non-transferable and subject to forfeiture if the specified performance measures are not attained during the applicable performance period. Subject to the change in control provisions of the 1995 Plan and unless otherwise specified in the agreement with respect to a particular performance share award, in the event of termination of employment for any reason, the portion of a performance share award which is then subject to a performance period will generally be forfeited and cancelled. At the present time, no performance shares have been awarded.

  Change in Control. In the event of certain acquisitions of 50% or more of the Common Stock, a change in the majority of the Board of Directors (subject to certain exceptions), the approval by stockholders of a reorganization, merger or consolidation (unless the Company's stockholders receive 50% or more of the stock and combined voting power of the surviving company) or the approval by stockholders of a complete liquidation or dissolution, all options will become immediately exercisable and all awards will be "cashed-out" by the Company, except, in the case of a merger or similar transaction in which the stockholders receive publicly traded common stock, outstanding awards will be substituted for similar rights to acquire a proportionate number of shares of common stock received in the merger or similar transaction.

FEDERAL INCOME TAX CONSEQUENCES

  The following is a brief summary of the U.S. federal income tax consequences of awards made under the 1995 Plan.

  Stock Options. A participant will not recognize any income upon the grant of a stock option. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of a nonqualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted or one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the participant generally will recognize compensation taxable as ordinary income equal to the excess of the lesser of
(i) the amount realized upon such disposition and (ii) the fair market value of such shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction.

  SARs. A participant will not recognize any taxable income upon the grant of the SARs. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of an SAR equal to the fair market value of any shares delivered and the amount of cash paid by the Company upon such exercise, and the Company will be entitled to a corresponding deduction.

  Bonus Stock. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) in respect of awards of shares of bonus stock at the time such shares are transferred in an amount equal to the then fair market value of such shares and the Company will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Code applies.

  Restricted Stock. A participant will not recognize taxable income at the time of the grant of shares of restricted stock, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at the time restricted stock is granted. If such election is not made, the participant will recognize taxable income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by a participant by making the above-described election or upon the lapse of the restrictions is deductible by the Company as compensation expense, except to the extent the limit of Section 162(m) of the Code applies. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize taxable compensation (subject to income tax withholding), rather than dividend income, in an amount equal to the dividends paid, and the Company will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Code applies.

  Performance Shares. A participant will not recognize taxable income upon the grant of performance shares and the Company will not be entitled to a tax deduction at such time. Upon the settlement of performance shares, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) in an amount equal to the fair market value of any shares delivered and any cash paid by the Company, and the Company will be entitled to a corresponding deduction, except to the extent the limit of
Section 162(m) of the Code applies. See "Executive Officer Compensation Report by the Compensation Committee" for a description of Section 162(m) of the Code.

  The following table specifies the number of shares of Common Stock which are subject to options and shares of bonus stock granted under the 1995 Plan to named executive, director, employee or group as of February 28, 1998:

                             AWARDS GRANTED UNDER
                         1995 LONG-TERM INCENTIVE PLAN

                                                             DOLLAR    NUMBER OF
   NAME AND PRINCIPAL POSITION                                VALUE  COMMON SHARES
   ---------------------------                               ------- -------------
   OPTIONS
   Executive Group
     Christopher C. Multhauf (Chairman and CEO).............     --         --
     David W. Mulligan (President and COO)..................     --         --
     Gregory D. Stobbe (Vice President, Operations).........     --      10,500
     Mark R. Lundberg (Vice President, Sales)...............     --       5,500
     Scott B. Sanders (Chief Financial Officer and
      Treasurer)............................................     --      30,500
                                                                        -------
       Executive Group......................................     --      46,500
                                                                        -------
   Non-Executive Director Group
     Richard M. Burdge, Sr. (Director)......................     --       3,000
     William J. McBride (Director)..........................     --      11,000
     Jackson W. Smart, Jr. (Director).......................     --       3,000
                                                                        -------
       Non-Executive Director Group.........................     --      17,000
                                                                        -------
   Non-Executive Employee Group.............................     --     120,512
                                                                        -------
       TOTAL................................................     --     183,512
                                                                        =======
   BONUS STOCK
   Non-Executive Employee Group............................. $35,565      2,664
                                                             =======    =======

  Since the option exercise price of all options was greater than or equal to the fair market value of the shares of Common Stock as of the date of grant, no dollar value was assigned to the options for purposes of the above table. Of the 2,664 shares of Common Stock issued as bonus stock, 1,865 shares were awarded in connection with the Company's initial public offering, such stock has been valued using the initial public offering price of $15.00 per share, and 799 shares were issued in 1998, such stock has been valued on the award date at a price of

$9.50 per share. Based on the closing price of the Common Stock as reported for Nasdaq National Market Issues by The Wall Street Journal, the market value of the Common Stock on March 20, 1998 was $14.25 per share.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1995 LONG-TERM INCENTIVE PLAN.

                              EXECUTIVE OFFICERS

  The following sets forth certain information with respect to executive officers of the Company who are not identified above under "Election of Directors."

  Gregory D. Stobbe, age 43, is Senior Vice President, Operations, of the Company. He joined the Company in 1989 and is responsible for the Company's key provider relations, member services and operations and processing departments. Mr. Stobbe was appointed Senior Vice President, Operations in 1993. Mr. Stobbe is a graduate of the DePaul University College of Law.

  Mark R. Lundberg, age 45, is Vice President, Sales, of the Company. Mr. Lundberg joined the Company in July 1994. Prior to joining the Company, Mr. Lundberg was National Accounts Director for HealthCare COMPARE between 1992 and July 1994. Prior to that time, he was Director of Business Development of MEDSTAT Systems between 1990 and 1992. Mr. Lundberg holds a Masters in Health Services Administration degree from the University of Michigan.

  Scott B. Sanders, age 37, is Chief Financial Officer and Treasurer of the Company. He is also Assistant Secretary of the Company. Mr. Sanders joined the Company in May 1995. Mr. Sanders previously served as the Chief Financial Officer for Dental Care Plus Management Corp., a managed dental care company, between 1992 and 1995. Prior to that, Mr. Sanders was a Senior Associate at ICF/The Smock Quinn Group, a consulting firm, between 1990 and 1992 and a Senior Associate at Technology Solutions Company, a computer consulting firm, during 1992. Mr. Sanders holds a Master of Management degree from the J.L. Kellogg School of Management at Northwestern University.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

  Summary Compensation. The following summary compensation table sets forth certain information concerning compensation for services rendered in all capacities awarded to, earned by or paid to the Company's Chief Executive Officer and the other named executive officers during the years ended December 31, 1997, 1996 and 1995.

                          SUMMARY COMPENSATION TABLE

                                                    LONG-TERM
                                                   COMPENSATION
                          ANNUAL COMPENSATION         AWARDS
                     ----------------------------- ------------
NAME AND                                            SECURITIES
PRINCIPAL                             OTHER ANNUAL  UNDERLYING     ALL OTHER
POSITION        YEAR  SALARY   BONUS  COMPENSATION   OPTIONS    COMPENSATION(1)
---------       ---- -------- ------- ------------  ----------  ---------------
Christopher C.
 Multhauf
 Chairman and
 Chief          1997 $135,000 $   --    $ 4,800          --         $ 8,563
 Executive Of-  1996  135,000  35,000     4,800          --           1,188
 ficer          1995  118,843  59,421    10,800          --             793
David W. Mul-
 ligan
 President,
 Secretary and  1997 $130,000 $   --    $ 4,800          --         $ 3,300
 Chief Operat-  1996  130,000  35,000     4,800          --           3,813
 ing Officer    1995  115,206  59,421    10,800          --           3,456
Gregory D.
 Stobbe
 Senior Vice    1997 $ 90,000 $   --    $ 3,600        2,500        $ 2,240
 President,     1996   90,000  22,000     3,600          --           2,374
 Operations     1995   84,133  27,740     3,600        5,000          2,213
Mark R. Lund-
 berg           1997 $107,112 $   --    $ 3,600        2,500        $ 2,417
 Vice Presi-    1996  107,112  13,986     3,600          --           2,392
 dent, Sales    1995  104,500  15,675     3,600          --           1,045
Scott B. Sand-
 ers(2)         1997 $ 98,000 $   --    $   --        12,500(3)     $ 2,300
 Chief Finan-
  cial Officer  1996   95,615  17,000       --        12,500(3)       2,209
 and Treasurer  1995   55,436  14,832       --        15,000         10,110

--------
(1) Represents the Company contribution with respect to the named executive officer under the Company's 401(k) salary deferral plan, except for Mr. Sanders in 1995. The amount for Mr. Sanders in 1995 represents compensation paid as a consultant before joining the Company in 1995. See "Executive Compensation and Other Information--Retirement Plan" below. Does not include the value of any perquisites and other personal benefits, securities or property, since the aggregate amount of such compensation is the less than the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officers above.
(2) Mr. Sanders joined the Company in May 1995.
(3) Options with respect to 12,500 shares granted in 1996 were cancelled in exchange for options with respect to 12,500 shares in 1997. See "10-Year Option Repricings" below.

  General Information Regarding Options. The following tables show information regarding stock options held by the executive officers named in the Summary Compensation Table.

                             OPTION GRANTS IN 1997

                                                                            POTENTIAL
                                                                        REALIZABLE VALUE
                                                                        AT ASSUMED ANNUAL
                                                                          RATE OF STOCK
                                                                              PRICE
                            NUMBER OF    % OF TOTAL                     APPRECIATION FOR
                           SECURITIES     OPTIONS                        OPTION TERMS(3)
                           UNDERLYING    GRANTED TO EXERCISE EXPIRATION -----------------
NAME                     OPTIONS GRANTED EMPLOYEES   PRICE      DATE       5%      10%
----                     --------------- ---------- -------- ---------- -------- --------
Gregory D. Stobbe (1)...      2,500          3%     $11.750   4/22/07   $ 18,475 $ 46,815
Mark Lundberg (1).......      2,500          3%     $11.750   4/22/07   $ 18,475 $ 46,815
Scott B. Sanders (2)....     10,000         14%     $11.750   4/22/07   $ 73,900 $187,260
                              2,500          3%     $11.750   4/22/07     18,475   46,815
                             ------         ---                         -------- --------
                             12,500         17%                         $ 92,375 $234,075
                             ------         ---                         -------- --------
    Total...............     17,500         24%                         $129,325 $327,705
                             ======         ===                         ======== ========

--------
(1) The exercise price of the options is equal to the fair market value of a share of Common Stock on the date of grant. The stock options vest with respect to 25% of the options on the first, second, third and fourth anniversaries of the date of grant, and are exercisable until the tenth anniversary of the date of grant. See "Executive Compensation and Other Information--1995 Long-Term Incentive Plan" below.
(2) These options were granted in exchange for the cancellation of previous options issued in 1996. See "10-Year Option Repricings" below. The exercise price of the options is equal to the fair market value of a share of Common Stock on the date of grant. The stock options vest with respect to 25% of the options on the first, second, third and fourth anniversaries of the assigned anniversary dates, and are exercisable until the tenth anniversary of the date of grant. See "Executive Compensation and Other Information--1995 Long-Term Incentive Plan" below.
(3) According to the requirements of the Securities and Exchange Commission, represents the hypothetical realizable value of each grant of stock options, assuming that the market price of the shares underlying the options appreciates in value from the award date to the end of the option term at the indicated annualized rates.

                      AGGREGATED OPTION EXERCISES IN 1997
                        AND YEAR END 1997 OPTION VALUES


                                                NUMBER OF SECURITIES
                                               UNDERLYING UNEXERCISED
                                                    OPTIONS AS OF        VALUE OF OPTIONS AS OF
                                 1997             DECEMBER 31, 1997       DECEMBER 31, 1997(1)
                         -------------------- ------------------------- -------------------------
                           SHARES
                         ACQUIRED ON  VALUE
NAME                      EXERCISE   REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     ----------- -------- ----------- ------------- ----------- -------------
Christopher C. Multhauf
 ISO-1987 Plan (2)......      --         --     35,000                   $361,200          --
David W. Mulligan
 ISO-1987 Plan (2)......      --         --     35,000          --       $361,200          --
Gregory D. Stobbe
 NSO-1987 Plan (2)          1,200    $21,360    13,750        3,250      $224,263      $32,662
 NSO-1995 Plan (3)......      --                 2,500        5,000           --           --
Mark R. Lundberg
 NSO-1987 Plan (2)......      --         --      6,500        2,500      $ 65,325      $25,125
 NSO-1995 Plan (3)......      --         --        --         2,500           --           --
Scott B. Sanders
 NSO-1995 Plan (3)......      --         --     12,125       18,375           --           --

--------
(1) Represents the aggregate dollar value of in-the-money, unexercised options held at the end of the year, based on the difference between the exercise price and $11.75, the closing price for the Common Stock as of December 31, 1997, as reported for Nasdaq National Market Issues in The Wall Street Journal.
(2) The exercise price of the above incentive stock options ("ISOs") granted under the 1987 Plan is equal to 110% of the fair market value of the Common Stock on the date of grant, and the exercise period is five years from the date of grant. The exercise price of the above non-qualified options ("NSOs") granted under the 1987 Plan is equal to the fair market value of such shares of Common Stock on the date of grant. The above NSOs become exercisable in cumulative increments of one-fourth of the number of shares granted annually commencing on the date of grant and are exercisable until the tenth anniversary of the date of grant. All stock options granted under the 1987 Plan will become immediately exercisable upon certain changes of control of the Company. See discussion under "1987 Statutory-Nonstatutory Stock Option Plan" below for a description of the 1987 Plan.
(3) The exercise price of the NSOs granted under the 1995 Plan is equal to the fair market value of a share of Common Stock on the date of grant. Such stock options vest with respect to 25% of the options on the first, second, third and fourth anniversaries of the date of grant or the assigned anniversary dates, and are exercisable until the tenth anniversary of the date of grant. All stock options granted under the 1995 Plan will become immediately exercisable upon certain changes of control of the Company. See discussion under "1995 Long-Term Incentive Plan" below for a description of the 1995 Plan.

  General Information Regarding Repricing of Options. The following table shows information regarding repricing of stock options held by the executive officers named in the Summary Compensation Table.

                           10-YEAR OPTION REPRICINGS

                                    NUMBER OF     MARKET PRICE EXERCISE               LENGTH OF
                                    SECURITIES    OF STOCK AT  PRICE AT    NEW      ORIGINAL TERM
                                    UNDERLYING      TIME OF     TIME OF  EXERCISE   REMAINING AT
NAME                      DATE   OPTIONS REPRICED  REPRICING   REPRICING  PRICE   DATE OF REPRICING
----                     ------- ---------------- ------------ --------- -------- -----------------
Scott B. Sanders ....... 4/22/97      10,000        $11.750     $24.125  $11.750       9 Years
 Chief Financial Officer
Scott B. Sanders........ 4/22/97       2,500        $11.750     $18.750  $11.750       9 Years
 Chief Financial Officer

EMPLOYMENT AGREEMENTS

  The Company has entered into employment agreements with each of Christopher
C. Multhauf, Chairman of the Board of Directors and Chief Executive Officer, David W. Mulligan, President, Secretary and Chief Operating Officer, Gregory
D. Stobbe, Vice President, Operations, Mark R. Lundberg, Vice President, Sales, and Scott B. Sanders, Chief Financial Officer and Treasurer, as described below.

  Employment Agreement with Christopher C. Multhauf. This agreement, dated September 21, 1995, provides that Mr. Multhauf will be employed as the Company's Chairman of the Board and Chief Executive Officer at an annual salary of $135,000, which will be reviewed annually, plus a performance bonus under the Company's Management Bonus Plan and a car allowance. The employment agreement provides for continuation of base salary, bonus and benefits for one year (i) following termination of employment without cause, (ii) in the event of a breach by the Company, (iii) death, (iv) long-term disability or (v) upon termination of employment for any reason at the end of the six-month period following a change in control of the Company, or earlier with good cause such as diminution of responsibility or reduction of benefits. The Company may terminate the employment of Mr. Multhauf for cause at any time. The employment agreement also includes certain non-competition and confidentiality provisions.

  Employment Agreement with David W. Mulligan. This agreement, dated September 21, 1995, provides that Mr. Mulligan will be employed as the Company's President and Chief Operating Officer at an annual salary of $130,000, which will be reviewed annually, plus a performance bonus under the Company's Management Bonus Plan and a car allowance. The employment agreement provides for continuation of base salary, bonus and benefits for one year (i) following termination of employment without cause, (ii) in the event of a breach by the Company, (iii) death, (iv) long-term disability or (v) upon termination of employment for any reason at the end of the six-month period following a change in control of the Company, or earlier with good cause such as diminution of responsibility or reduction of benefits. The Company may terminate the employment of Mr. Mulligan for cause at any time. The employment agreement also includes certain non-competition and confidentiality provisions.

  Employment Agreement with Gregory D. Stobbe. This agreement dated March 1, 1991, as amended, may be terminated upon the death or total disability of Mr. Stobbe, for good cause by the Company, without cause by the Company upon six months' notice and without cause by Mr. Stobbe upon two months' notice. During the term of this agreement, as amended, Mr. Stobbe is entitled to an annual gross base salary of $84,000, subject to annual reviews, and is eligible for an annual bonus based on the achievement of objectives as approved by the Board of Directors.

  Employment Agreement with Mark R. Lundberg. This agreement dated July 25, 1994, may be terminated upon the death or total disability of Mr. Lundberg, for good cause by the Company, without cause by the Company upon 180 days' notice and without cause by Mr. Lundberg upon 180 days' notice. During the term of the agreement, Mr. Lundberg is entitled to an annual gross base salary of $104,500, subject to annual reviews, and is eligible for an annual bonus based on the achievement of objectives as approved by the Board of Directors.

  Employment Agreement with Scott B. Sanders. This agreement, dated May 25, 1995, may be terminated upon the death or total disability of Mr. Sanders, for good cause by the Company, without cause by the Company upon 180 days' notice and without cause by Mr. Sanders upon 60 days' notice. During the term of the agreement, Mr. Sanders is entitled to an annual gross base salary of $92,000, subject to annual reviews, and is eligible for an annual bonus based on the achievement of objectives as approved by the Board of Directors.

MANAGEMENT BONUS PLAN

  The Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table above are eligible to participate in the Company's Management Bonus Plan. Under this bonus program each executive officer is entitled to receive a bonus based on three components (1) Company performance compared to budget, (2) personal performance and (3) a discretionary award. Awards are determined by the Compensation Committee.

RETIREMENT PLAN

  The Company has a 401(k) salary deferral plan in which all employees of the Company who have completed at least ninety days of service are eligible to participate. Under the plan, the Company provides a matching contribution of $.50 for every dollar an employee invests in the plan up to an annual maximum of 2% of the employee's compensation for the year. The Company may make additional discretionary contributions to the plan.

1995 LONG-TERM INCENTIVE PLAN

  Under Company's 1995 Long-Term Incentive Plan, as amended (the "1995 Plan"), the Company may grant incentive stock options or nonqualified options, stock appreciation rights, bonus stock awards which are vested upon grant, stock awards which may be subject to a restriction period or specified performance measures or both, and performance shares. Subject to the terms of the 1995 Plan, the Stock Option Compensation Committee is authorized to select eligible officers and other key employees and independent contractors for participation in the 1995 Plan and to determine the number of shares of Common Stock subject to the awards granted thereunder, the exercise price, if any, the time and conditions of exercise, and all other terms and conditions of such award. Subject to shareholder approval at the 1998 Annual Meeting, a total of 350,000 shares of Common Stock have been reserved for issuance under the 1995 Plan, of which 50,000 shares are available for stock awards, subject to adjustment in the event of a stock split, stock dividend or other changes in capital structure. No grants may be made under the 1995 Plan after November 16, 2005.

1987 STATUTORY-NONSTATUTORY STOCK OPTION PLAN

  Under the Company's 1987 Statutory-Nonstatutory Stock Option Plan, as amended (the "1987 Plan"), up to 250,000 shares of Common Stock (as adjusted for the ten-for-one stock split in 1991) were originally authorized for issuance upon the exercise of stock options granted under the 1987 Plan. These stock options may be either incentive stock options or nonqualified options. Under the terms of the 1987 Plan, no stock options which are incentive stock options may be granted under the 1987 Plan after October 1, 1996. Subject to the terms of the 1987 Plan, the committee which administers the 1987 Plan is authorized to select eligible officers and other key employees for participation in the 1987 Plan and to determine the number of shares of Common Stock subject to each option granted thereunder, the exercise price of such option, the time and conditions of exercise of such option and all other terms and conditions of such option. The Stock Option Compensation Committee of the Board of Directors currently administers the 1987 Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

  All compensation decisions for the Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table are currently made by the Compensation Committee of the Board of Directors and by the Stock Option Compensation Committee of the Board of Directors. The Compensation Committee consists of Messrs. Jackson W. Smart, Jr. (Chairman) and Richard M. Burdge, Sr. Each member of the Compensation Committee is a non-employee director who has not previously been an officer or employee of the Company. The Stock Option Compensation Committee of the Board of Directors consists of Messrs. Richard M. Burdge, Sr. (Chairman) and William J. McBride, each of whom are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and "Non-Employee Directors" within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended.

EXECUTIVE OFFICER COMPENSATION REPORT

  This report is submitted by the Compensation Committee and the Stock Option Compensation Committee of the Board of Directors.

  All compensation decisions for the Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table are made by the Compensation Committee of the Board of Directors except that the Stock Option Compensation Committee administers and takes such other action as may be required in connection with certain stock option and long-term incentive plans of the Company. The Compensation Committee consists of Messrs. Jackson
W. Smart, Jr. (Chairman) and Richard W. Burdge, Sr. Each member of the Compensation Committee is a non-employee director who has not previously been an officer or employee of the Company. The Stock Option Compensation Committee of the Board of Directors consists of Messrs. Richard M. Burdge, Sr. (Chairman) and William J. McBride, each of whom are "outside directors" within the meaning of Section 162(m) of the Code and "Non-Employee Directors" within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended.

  Executive compensation consists of both annual and long-term compensation. Annual compensation consists of a base salary and bonus. Long-term compensation is generally provided through the 1987 Plan and the 1995 Plan. See "Executive Compensation and Other Information--1987 Statutory and Nonstatutory Stock Option Plan" and "--1995 Long-Term Incentive Plan."

  The Compensation Committee's approach to annual base salary is to offer competitive salaries in comparison with market practices. The base salary of each officer is set at a level considered to be appropriate in the judgment of the Compensation Committee based on an assessment of the particular responsibilities and performance of such officer taking into account the performance of the Company, other comparable companies, the dental care industry, the economy in general and such other factors as the Compensation Committee may deem relevant. The comparable companies considered by the Compensation Committee may include companies included in the peer group index discussed below and/or other companies in the sole discretion of the Compensation Committee. No specific measures of Company performance or other factors are considered determinative in the base salary decisions of the Compensation Committee. Instead, substantial judgment is used and all of the facts and circumstances are taken into consideration by the Compensation Committee in its executive compensation decisions.

  The current base salary of the Chairman of the Board and Chief Executive Officer was determined pursuant to an employment agreement entered into as of September 21, 1995. This agreement provides that Mr. Multhauf will be employed as the Company's Chairman of the Board and Chief Executive Officer at an annual salary of $135,000, which will be reviewed annually, plus a performance bonus under the Company's Management Bonus Plan and a car allowance. See "Executive Compensation and Other Information--Employment Agreements." Pursuant to such employment agreement, the Compensation Committee may increase (but not decrease) the base salary of the Chairman of the Board and Chief Executive Officer. The Compensation Committee reviewed the base salary of the Chairman of the Board and Chief Executive Officer on January 23, 1998 and determined to increase his base salary from $135,000 to $139,728 retroactive to January 1, 1998.

  The Company has also entered into employment contracts with each of the other named executives officers. See "Executive Compensation and Other Information--Employment Agreements."

  In addition to base salary, the Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table above are eligible to participate in the Company's Management Bonus Plan. Under this bonus program each executive officer is entitled to receive a bonus based on three components (1) Company performance compared to budget, (2) personal performance and (3) a discretionary award. Bonuses are determined in the sole discretion of the Compensation Committee. The Compensation Committee did not award any management bonuses for 1997 but all prior bonuses to the Chairman of the Board and the other named executive officers are reported above under "Summary Compensation Table."

  The executive officers are eligible to participate in the Company's 1987 Plan and 1995 Plan. Such plans are administered by the Stock Option Compensation Committee. Subject to the terms of such plans, the Stock Option Compensation Committee is authorized to select eligible officers and other key employees for participation in the 1995 Plan and to determine the number of shares of Common Stock subject to the awards granted thereunder, the exercise price, if any, the time and conditions of exercise, and all other terms and conditions of such award. The purposes of such plans are to align the interests of the Company's stockholders and the recipients of grants under such plans by increasing the proprietary interest of such recipients in the Company's growth and success and to advance the interests of the Company by attracting and retaining officers and other key employees. The terms and the size of the option grant to each executive officer will vary from individual to individual in the Stock Option Compensation Committee's sole discretion. No specific factors are considered determinative in the grants of options to executive officers by the Stock Option Compensation Committee. Instead, all of the facts and circumstances are taken into consideration by the Stock Option Compensation Committee in its executive compensation decisions. Grants of options are based on the judgment of the members of the Stock Option Compensation Committee considering the total mix of information.

  In 1997, the Stock Option Compensation Committee granted options to purchase shares of Common Stock to three executive officers named in the Summary Compensation Table as set forth above. See "Option Grants in 1997." Each of the options has an exercise price equal to the fair market value on the date of grant, has a ten-year term and will become exercisable with respect to 25% of the Common Shares subject to the option on each of the established first four anniversaries of the option's date of grant. In the case of one executive officer, the options were granted subject to the cancellation of options which had been granted in 1996. See "10-Year Option Repricings." This was done as a result of the downturn in industry valuations and the Board of Directors desire to provide the proper incentives for the executive officer.

  Section 162(m) of the Code. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation's chief executive officer and the corporation's four most highly compensated officers other than the chief executive officer, subject to certain exceptions. The Company does not believe that the $1 million deduction limitation should have any material effect on the Company in the near future. If the $1 million deduction limitation is expected to have any material effect on the Company in the future, the Company will consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Company deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

  This Executive Officer Compensation Report is submitted by the Compensation Committee of the Board of Directors, Jackson W. Smart, Jr. (Chairman) and Richard M. Burdge, Sr.; and by the Stock Option Compensation Committee of the Board of Directors, Richard M. Burdge, Sr. (Chairman) and William J. McBride.

PERFORMANCE GRAPH

  The rules of the Securities and Exchange Commission ("SEC") require each public company to include a performance graph comparing the cumulative total stockholder return on such company's common stock for the five preceding fiscal years, or such shorter period as the registrant's class of securities has been registered with the SEC, with the cumulative total returns of a broad equity market index and a peer group or similar index. The Common Shares began trading on the Nasdaq Stock Market under the symbol "FCWI" on November 17, 1995. Accordingly, the performance graph included in this Proxy Statement shows the period from November 17, 1995 through December 31, 1997.

  The following chart graphs the performance of the cumulative total return to stockholders (stock price appreciation plus dividends) between November 17, 1995 and December 31, 1997 in comparison to The Nasdaq Stock Market-U.S. Index and The Nasdaq Health Services Stock Index.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
    AMONG FIRST COMMONWEALTH, INC., THE NASDAQ STOCK MARKET-U.S. INDEX AND
                    THE NASDAQ HEALTH SERVICES STOCK INDEX

                             Graph of Data Points

                            NOVEMBER 17, DECEMBER 31, DECEMBER 31, DECEMBER 31,
                                1995         1995         1996         1997
                            ------------ ------------ ------------ ------------
First Commonwealth, Inc....   $100.00      $173.33      $131.67      $ 78.33
The Nasdaq Stock Market-
 U.S. Index................   $100.00      $100.93      $124.14      $152.34
The Nasdaq Health Service
 Stock Index...............   $100.00      $113.10      $113.16      $115.34

  Assumes $100 invested on November 17, 1995 in First Commonwealth, Inc. Common Stock, The Nasdaq Stock Market-U.S. Index and The Nasdaq Health Service Stock Index. Cumulative total return assumes reinvestment of dividends.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of February 28, 1998, by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table and
(iv) all directors and executive officers of the Company as a group.

                                                             AMOUNT OF  PERCENT
                                                             BENEFICIAL    OF
      NAME OF BENEFICIAL OWNER(1)                            OWNERSHIP  CLASS(2)
      ---------------------------                            ---------- --------
      SAFECO Corporation (3)................................  434,400     11.3%
      David W. Mulligan (4).................................  367,287      9.5
      Christopher C. Multhauf (5)...........................  340,788      8.9
      Marathon Capital Partners (6).........................  287,300      7.5
      AMVESCAP PLC (7)......................................  224,500      5.8
      Investment Advisors, Inc. (8).........................  206,200      5.4
      Richard M. Burdge, Sr. (9)............................   86,040      2.2
      Jackson W. Smart, Jr. (10)............................   34,000        *
      Gregory D. Stobbe (11)................................   25,875        *
      William J. McBride (12)...............................   12,000        *
      Scott B. Sanders (13).................................   12,225        *
      Mark R. Lundberg (14).................................    8,625        *
      All executive officers and directors as
       a group (8 persons) (15).............................  886,840     23.1%

--------
*Less than 1%.
 (1) Except as set forth in the footnotes to this table and subject to applicable community property laws, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.
 (2) Applicable percentage of ownership is based on 3,846,235 shares of Common Stock outstanding on February 28, 1998, including 207,300 shares of Common Stock subject to options exercisable within 60 days of February 28, 1998.
 (3) Based on a Schedule 13G dated January 9, 1998. This Schedule 13G was filed by SAFECO Corporation on behalf of itself, SAFECO Common Stock Trust and SAFECO Asset Management Company (collectively, "SAFECO"). Such
     Schedule 13G reports shared voting power and shared dispositive power with respect to 434,400 shares. The business address of SAFECO is SAFECO Plaza, Seattle, Washington 98185.
 (4) Mr. Mulligan is a director and President, Secretary and Chief Operating Officer of the Company. The business address of Mr. Mulligan is 444 North Wells Street, Suite 600, Chicago, Illinois 60610. Includes 35,000 shares of Common Stock, issuable upon exercise of outstanding stock options which are currently exercisable or exercisable within 60 days.
 (5) Mr. Multhauf is Chairman of the Board of Directors and Chief Executive Officer of the Company. The business address of Mr. Multhauf is 444 North Wells Street, Suite 600, Chicago, Illinois 60610. Includes 35,000 shares of Common Stock, issuable upon exercise of outstanding stock options which are currently exercisable or exercisable within 60 days.
 (6) Based on a Schedule 13D dated January 26, 1998. This Schedule 13D was filed on behalf of Marathon Capital Partners, L.P., Marathon Capital Management Group, LLC and Peter Gardiner (collectively, "Marathon"). Such
     Schedule 13D reports shared voting power and shared dispositive power with respect to 287,300 shares. The business address of Marathon is 9595 Wilshire Boulevard, Suite 700, Beverly Hills, California 90212.

 (7) Based on a Schedule 13G (Amendment No. 1) dated February 9, 1998. This
     Schedule 13G amendment was filed by AMVESCAP PLC on behalf of itself and its wholly-owned subsidiaries, AVZ, Inc., AIM Management Group, Inc., AMVESCAP Group Services, Inc., INVESCO, Inc. and INVESCO North American Holdings, Inc. (collectively, "AMVESCAP"). Such Schedule 13G amendment reports shared voting power and shared dispositive power with respect to 224,500 shares. The business address of AMVESCAP is 11 Devonshire Square, London EC2M 4YR, England.
 (8) Based on a Schedule 13G dated January 30, 1998. This Schedule 13G was filed by Investment Advisers, Inc. on behalf of itself ("IAI"). Such
     Schedule 13G reports shared voting power and shared dispositive power with respect to 9,600 shares and sole voting power and sole dispositive power with respect to 196,600 shares. The business address of IAI is 3700 First Bank Place, Minneapolis, Minnesota 55440.
 (9) Mr. Burdge is a director of the Company. Includes 2,000 shares of Common Stock, issuable upon exercise of outstanding stock options which are currently exercisable or exercisable within 60 days and 5,000 shares held by his spouse.
(10) Mr. Smart is a director of the Company. Includes 7,000 shares of Common Stock, issuable upon exercise of outstanding stock options which are currently exercisable or exercisable within 60 days.
(11) Mr. Stobbe is Senior Vice President, Operations, of the Company. Includes 25,875 shares of Common Stock, issuable upon exercise of outstanding stock options which are currently exercisable or exercisable within 60 days.
(12) Mr. McBride is a director of the Company. Includes 10,000 shares of Common Stock, issuable upon exercise of outstanding stock options which are currently exercisable or exercisable within 60 days and 2,000 shares held by his children.
(13) Mr. Sanders is Chief Financial Officer and Treasurer of the Company. Includes 12,125 shares of Common Stock, issuable upon exercise of outstanding stock options which are currently exercisable or exercisable within 60 days.
(14) Mr. Lundberg is Vice President, Sales, of the Company. Includes 8,625 shares of Common Stock, issuable upon exercise of outstanding stock options which are currently exercisable or exercisable within 60 days.
(15) Includes 135,625 shares of Common Stock issuable upon exercise of outstanding stock options which are currently exercisable or exercisable within 60 days.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder require the Company's directors and officers and persons who are deemed to own more than ten percent of the Common Shares (collectively, the "Reporting Persons"), to file certain reports ("Section 16 Reports") with the SEC with respect to their beneficial ownership of Common Shares. The Reporting Persons are also required to furnish the Company with copies of all Section 16 Reports they file. Based on a review of copies of Section 16 Reports and representations to the Company, the Company believes that all Section 16 filing requirements applicable to the Reporting Persons during and with respect to 1997 were complied with on a timely basis, except as disclosed below.

  During or with respect to 1997, certain officers and directors were not timely in reporting the appropriate Form 4 regarding a transaction involving the Company's stock. The following filings for the following individuals were late during or with respect to 1997. Christopher C. Multhauf filed Form 5 on February 13, 1998 reporting the following Form 4 transactions: the sale of 10,000 shares of Common Stock which should have been reported by September 10, 1997; and the sale of 2,000 shares of Common Stock which should have reported by December 10, 1997. David W. Mulligan filed Form 5 on February 13, 1998 reporting the following Form 4 transactions: the sale of 3,000 shares of Common Stock which should have been reported by May 10, 1997; the sale of 4,000 shares of Common Stock which should have been reported by June 10, 1997; the sale of 3,000 shares of Common Stock which should have been reported by July 10, 1997; the sale of 2,500 shares of Common Stock which should have been reported by October 10, 1997; and the sale of 3,000 shares of Common Stock which should have been reported by November 10, 1997. Gregory D. Stobbe filed Form 5 on February 13, 1998 reporting the following Form 4 transaction: the sale of 1,200 shares of Common Stock which should have been reported by July 10, 1997. Richard M. Burdge filed Form 5 on February 13, 1998 reporting the following Form 4 transaction: the purchase of 20,000 shares of Common Stock which should have been reported by October 10, 1997; and the purchase of 5,000 shares of Common Stock by his spouse which should have been reported by October 10, 1997.

                         INDEPENDENT PUBLIC ACCOUNTANTS

  Representatives of Arthur Andersen LLP, who served as the Company's independent public accountants for the last fiscal year, are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement and to respond to appropriate questions raised by stockholders at the Annual Meeting or submitted in writing prior thereto.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

  In order to be considered for inclusion in the Company's proxy materials for the 1999 Annual Meeting of Stockholders, any stockholder proposal must be addressed to First Commonwealth, Inc., 444 North Wells Street, Suite 600, Chicago, Illinois 60610, Attention: Secretary, and must be received no later than November 30, 1998.

                            EXPENSES OF SOLICITATION

  Your proxy is solicited by the Board of Directors and its agents and the cost of solicitation will be paid by the Company. Officers, directors and regular employees of the Company, acting on its behalf, may also solicit proxies by telephone, facsimile transmission or personal interview. The Company will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares of record by such persons. The Company has retained Corporate Investor Communications, Inc. to aid in solicitation of proxies for a fee of $1,300 plus out-of-pocket expenses.

                           ANNUAL REPORT ON FORM 10-K

  THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, UPON THE WRITTEN REQUEST OF ANY STOCKHOLDER AS OF THE RECORD DATE, AND WILL PROVIDE COPIES OF THE EXHIBITS TO THE REPORT UPON PAYMENT OF A REASONABLE FEE THAT WILL NOT EXCEED THE COMPANY'S REASONABLE EXPENSES INCURRED IN CONNECTION THEREWITH. REQUESTS FOR SUCH MATERIALS SHOULD BE DIRECTED TO FIRST COMMONWEALTH, INC., 444 NORTH WELLS STREET, SUITE 600, CHICAGO, ILLINOIS 60610, TELEPHONE (312) 644-1800, ATTENTION: SCOTT B. SANDERS.

                                 OTHER BUSINESS

  It is not anticipated that any matter will be considered by the stockholders other than those set forth above, but if other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote in accordance with their best judgment.

                                        By order of the Board of Directors,

                                        /s/ David W. Mulligan

                                        David W. Mulligan
                                        President, Secretary and Chief
                                         Operating Officer

                    ALL STOCKHOLDERS ARE URGED TO SIGN, DATE
                        AND MAIL THEIR PROXIES PROMPTLY.

                                                                         ANNEX I


P
R                           FIRST COMMONWEALTH, INC.
0                          444 NORTH WELLS, SUITE 600
X                            CHICAGO, ILLINOIS 60610
Y

          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Christopher C. Multhauf and David W. Mulligan, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of shares of Common Stock that the undersigned would be entitled to vote if then personally present at the 1998 Annual Meeting of the Stockholders of First Commonwealth, Inc., or at any adjournment thereof, upon the matters as set forth in the Notice of Annual Meeting and Proxy Statement, as designated on the reverse side hereof.

                                       (change of address/comments)


                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------
                                       (If you have written in the above space, please mark the corresponding box on the reverse side of this card)


                                                                     SEE REVERSE
                                                                        SIDE

     Please mark your
[X]  votes as in this
     example

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the nominees in proposal 1 and FOR proposal 2.

--------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR the nominees in proposal 1 and
FOR proposal 2.
--------------------------------------------------------------------------------
                              FOR    WITHHELD

1.   Election of Directors    [_]     [_]       Richard M. Burdge, Sr.
                                                Christopher C. Multhauf

2.   Amendment to 1995 Long-Term Incentive Plan
                              FOR    AGAINST    ABSTAIN
                              [_]     [_]        [_]

For, except vote withheld from the following nominee:


-----------------------------------------------------

3. In accordance with their discretion, upon all other matters that may properly come before said Annual Meeting and any adjournment thereof.

                         Change of Address/Comments on
                         Reverse Side

                                      [_]

--------------------------------------------------------------------------------

                                       The signer hereby revokes all proxies
                                       heretofore given by the signer to vote at said meeting or any adjournments thereof.

                                       Please sign exactly as name appears
                                       hereon. Joint owners should each sign.
                                       When signing as attorney, executor,
                                       administrator, trustee or guardian,
                                       please give full title as such.


                                       -----------------------------------------

                                       -----------------------------------------
                                       SIGNATURE(S)                  DATE